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                                                                      EXHIBIT 99

                                                  [COMPANY LOGO APPEARS HERE]


        Everett Tackett, APR                      Gary McAdam
        Public Relations                          Investor Relations
        ON Semiconductor                          ON Semiconductor
        (602) 244-4534                            (602) 244-3437
        everett.tackett@onsemi.com                gary.mcadam@onsemi.com


         ON SEMICONDUCTOR APPLIES TO TRANSFER TO NASDAQ SMALLCAP MARKET

PHOENIX, ARIZ. - OCT. 2, 2002 - ON Semiconductor (Nasdaq: ONNN), a global leader in power and data management devices, today announced that it has applied to The Nasdaq Stock Market, Inc. to transfer the listing of its common stock from the Nasdaq National Market to the Nasdaq SmallCap Market.

      The transfer between markets maintains ON Semiconductor's Nasdaq association and continued trading of the company's common stock under the symbol ONNN. The company expects to receive Nasdaq's approval decision within 14 days and will maintain its current National Market status pending the decision. ON Semiconductor believes that it meets all the criteria to have its common stock listed on the Nasdaq SmallCap Market and anticipates Nasdaq's approval of the transfer.

      Listing on the Nasdaq SmallCap Market enables ON Semiconductor to continue trading its common shares in a competitive, highly visible and well-regulated market that benefits all of its shareholders. In a similar fashion to the Nasdaq National Market, Nasdaq distributes immediate trading information on the Nasdaq SmallCap Market through financial Web sites, financial newspapers and general circulation newspapers so that investors can make timely and informed investment decisions.

      ON Semiconductor plans to execute on its strategy, continue to grow its gross margins, improve the strength of its financials and continue to build a great company.

      As the company proceeds with this transfer, it will provide updates on its Investor Relations Web site at http://www.onsemi.com.



ABOUT ON SEMICONDUCTOR

 ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management

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semiconductors and standard semiconductor components that address the design needs of today's sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor's Web site at http://www.onsemi.com.

                                      # # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

This news release includes "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans," or "anticipates," or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to Nasdaq's approval of the company's transfer application, and the execution of the company's strategy, growth of gross margins and improvement of the financials, and similar matters. All forward-looking statements in this news release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors' actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, possible future delisting of our common stock by Nasdaq or the transfer to the Nasdaq SmallCap Market (including impairment of the marketability and liquidity of our common stock, the impairment of our ability to raise capital and other risks associated with trading on the Nasdaq SmallCap Market), risks associated with our international operations and risks involving environmental or other governmental regulation. Additional factors that could affect the company's future operating results are described in our Form 10-K for the year ended December 31, 2001 under the caption "Trends, Risk and Uncertainties" in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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